Individual Variable Annuities Salomon Smith Barney Investors Conference September 11, 2003

50% Chance of living beyond 25% Chance of living beyond Male (age 65) 85 92 Female (age 65) 88 94 50% Chance of living beyond 25% Chance of living beyond 25% Chance of living beyond 50% Chance of living beyond At least one person has a: Couple (both age 65) 97 92 Source: 1996 US 2000 Annuity Male and Female Tables 4 Many people greatly underestimate the time they will live in retirement The Problem

Responsibility has shifted to the individual Number of Define Benefit plans has decreased by 50% in last 20 years* Social Security accounts for just 38% of total income for retired people age 65 or older** 401(k) plans often don't provide for lifetime income Source: * Department of Labor Pension and Welfare Administration **Social Security Administration, January, 2003 The Problem

A Solution : Guaranteed Minimum Income Benefit GMIB Market Needs Addressed: Provides investing confidence Provides option for life time income Provides opportunity to keep pace with inflation with downside protection GMIB Client Profile: Individuals that wish to maintain standard of living Individuals who seek investment risk protection Individuals concerned about outliving income Individuals wanting flexibility and investment control

WHAT IS IT? An optional feature designed to provide a predictable level of future retirement income regardless of investment performance or actual account value HOW DOES IT PROTECT INVESTORS? Uses two separate Income Bases from which a guaranteed future income can be calculated One that steps up periodically to lock in the gains of a bull market, and Another that offers a "floor" to help protect against the downside of a bear market Guaranteed Minimum Income Benefit The Protection Features... Protecting Income

Compounding Income Base Protects income against a bear market Predictable from day 1 An amount equal to purchase payments is compounded annually until the contract anniversary prior to the owner's 81st birthday. The Income Base is adjusted for any withdrawals. The 1st Income Base... The Protection Features... Protecting Income

The Compounding Income Base Hypothetical Account Value Compounding Income Base TIME An amount equal to purchase payments is compounded annually (until the contract anniversary prior to the owner's 81st birthday) and the Income Base is adjusted for any withdrawals. Pay-In The 1st Income Base... The Protection Features... Protecting Income

Hypothetical Account Value The Compounding Income Base TIME Pay-In Income Base is applied to special GMIB annuity purchase factors to determine lifetime income - it is not cash or an account value Annuity Income For Life Pay-Out The 1st Income Base... Predictability The Protection Features... 10-Year Waiting Period Compounding Income Base Protecting Income

Highest Anniversary Value Income Base Locks in bull market gains to determine retirement income Secures an amount equal to the highest account value achieved on any prior contract anniversary before the owner's 81st birthday The Income Base is adjusted for any withdrawals or purchase payments The 2nd Income Base... The Protection Features... Protecting Income

Hypothetical Account Value TIME HAV Income Base Locks in an amount equal to the highest account value achieved on any contract anniversary before the owner's 81st birthday The Highest Anniversary Value Income Base Pay-In The 2nd Income Base... The Protection Features... Protecting Income

Hypothetical Account Value TIME HAV Income Base The Highest Anniversary Value Income Base Pay-In The 2nd Income Base... The Protection Features... For Broker-Dealer Use Only 10-Year Waiting Period Income Base is applied to special GMIB annuity purchase factors to determine lifetime income - it is not cash or an account value Predictability Annuity Income For Life Pay-Out Protecting Income

Hypothetical Account Value TIME HAV Income Base Pay-In The Protection Features... 10-Year Waiting Period Pay-Out 2 Income Bases Working Together Compounding Income Base If current annuity purchase factors, applied to the account value, would produce a greater amount of income, then clients get the greater amount Clients Get Whatever Produces The Greatest Income Protecting Income

Product Design Risk Mitigation If the past is an indication: Over long-term STOCKS outperform BONDS that outperform Cash GMIB has a minimum 10 year investment horizon allowing the client to realize "long-term investment returns" Hedge against longevity and low interest rates 7 year setback in age (75 year old becomes a 68 year old) reflected in guaranteed annuity purchase rates. GMIB utilizes a 2 1/2% long-term interest rate to provide "life time" income payments Diversified Asset Allocation through Morningstar models Company "Dollar Cost Averages" as client purchases and exercises GMIB Limit "dollar for dollar" withdrawals

GMIB - Pricing Methodology Generated 1000 robust stochastic scenarios of stock returns and interest rates, over a 20 year time horizon For each scenario, modeled: Policyholder behavior -- withdrawals, utilization of dollar-for- dollar corridor, GMIB annuitizations, etc. Policy values -- AV, GMIB Income Base, Annuity Payout Rates PV of GMIB Fees and GMIB Claims Difference is Net Gain/(Loss) Economic Capital ROI

GMIB - Capital Economic Capital 4 standard deviations of change in market value over a one-year period Depends on in-the-money ratio, payout annuity rates, waiting period, and age Statutory RBC Methodology not yet finalized by industry working group 90th percentile Conditional Tail Expectation of PV of Stat Surplus MetLife targets Stat surplus at 300% RBC Initial testing indicates 300% RBC is generally similar to Economic Capital

GMIB ROI Results of Return on Investment (ROI) for 1000 stochastic scenarios: Average ROI 15% Median ROI 18% Probability ROI > 15% 70% Probability ROI > 12% 80% Hypothetical pricing results, illustration shows potential distribution of pricing results

Rate Utilization * 70% 12% 59% 31% GMIB Utilization $1,693 $138 $248 $ 4 June 2003 YTD Deposits with GMIB $2,970 $1,336 $486 $31 June 2003 YTD Deposits GMIB * Where GMIB is available Total $4,823 $2,083 43% ($ millions)

GMIB Exposure 126 Total 111 MetLife Investors Group 12 New England Financial $ 2 $68 MetLife Financial Services GMIB* Exposure Fund w/ GMIB Exposure *GMIB base excess over fund. GMIB base is the higher of the 6% accumulation and the Account Value Ratchet. GMIB base is reset on policy anniversary ** Assumes IMMEDIATE annuitization using guaranteed annuity purchase rates for male age 65 receiving monthly income for life with 10 years certain *** Assumes IMMEDIATE annuitization using current annuity purchase rates (6/30/03) for male age 65 receiving monthly for life with 10 years certain 4,878 4,003 639 $235 Total Fund 06/30/03 188 1,133 1,389 ($ Millions) Guar. ** Income Current ** Income $0.3 $0.4 0.9 1.0 5.7 6.2 6.9 7.6

25% of MetLife Investors and New England Financial GMIB is reinsured Current reinsurance capacity of $4 billion expired August 2003 Currently seeking reinsurance opportunities that make financial sense, lack of capacity pushing prices higher Reinsurance

Dynamic hedging currently under review Purchase options to hedge risk Current pricing covers anticipated "cost of hedge strategy" FAS 133 Account Issues: Assets at Market, Liabilities at Book Will utilize "economically sound reinsurance" Current strategy is to hold "economic capital" and "reserves" As of Q2 YTD account value with GMIB is 9% of individual annuity assets under management. Risk Management